SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

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                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of earliest event reported): September 26, 1997


                             THE KRYSTAL COMPANY
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            (Exact name of registrant as specified in its charter)


    Tennessee                  0-20040                        62-0264140
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  (State of              (Commission File No.)             (IRS Employer
   incorporation)                                           Identification No.)


               One Union Square, Chattanooga, Tennessee  37402
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          (Address of principal executive offices, including zip code)


                                (423) 757-1550
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             (Registrant's telephone number, including area code)







Item 1. Changes in Control of Registrant.

     On September 26, 1997, pursuant to the Agreement and Plan of Merger
(the "Merger Agreement") by and among The Krystal Company (the "Company"), Port Royal Holdings, Inc. ("Port Royal") and TKC Acquisition Corp.
("Merger Sub") dated July 3, 1997, the Merger Sub was merged with and into the Company with the Company as the surviving corporation (the "Merger"). As a result of the Merger, each share of the Company's issued and outstanding stock prior to the Merger was converted into the right to receive $14.50 in cash, or $108,403,276 in the aggregate, and the Company became a 100% wholly-owned subsidiary of Port Royal. Prior to the Merger, the Company's largest shareholder was R.B. Davenport III, who was the beneficial owner of 49.9% of the Company's issued and outstanding shares of common stock.

     On July 3, 1997, Port Royal entered into a Stock Option Agreement with certain of the Company's shareholders ("Supporting Shareholders"), representing approximately 53% of the then outstanding common stock, pursuant to which, among other things, the Supporting Shareholders agreed to vote in favor of the consummation of the Merger.

     The sources of funds for the Merger were derived from the private placement of Port Royal common stock for a total consideration of $35 million, the sale of the Company's 10.25% senior notes due 2007 for a total consideration of $100 million, and bank borrowings under a revolving credit facility of $25 million with SunTrust Bank, Atlanta, NA as agent.

Item 7.  Financial Statements and Exhibits.
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                        (c)   Exhibits

                 No.          Description
                ----          -----------
                  2           Agreement and Plan of Merger dated July 3, 1997
                              by and among Port Royal Holdings, Inc., TKC
                              Acquisition Corp. and the Company.(1)

                 10 Stock Option Agreement dated July 3, 1997 by and among Port Royal Holdings, Inc., R.B.
                              Davenport III, R.B. Davenport IV, First
                              Tennessee Bank National Association, Trustee u/a/w Mary M. Purse, dated June 18, 1963,
                              Gordon L. Davenport, Jr. and First Tennessee
                              Bank National Association, Trustees u/a/w
                              Mary M. Purse, dated December 31, 1965.(1)

                 99           Press Release of the Company dated
                              September 26, 1997.


[FN]
    (1)Incorporated by reference from the Company's definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on September 15, 1997.




                                SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


September 26, 1997                        THE KRYSTAL COMPANY

                                          By:/s/Philip H. Sanford
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                                          Philip H. Sanford
                                          Chairman and Chief Executive Officer